UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 7, 2009 (May 5, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Allen F. Wise Employment Agreement

On May 5, 2009, Coventry Health Care, Inc. (the "Company") entered into an employment agreement with Allen F. Wise (the “Employment Agreement”). The Employment Agreement, which is effective as of January 26, 2009, sets forth the parties’ duties and obligations with respect to Mr. Wise’s employment as chief executive officer of the Company.

The Employment Agreement provides for a term of employment that continues until December 31, 2010. Following this initial term, the Employment Agreement will continue on a year-to-year basis, unless either party delivers a 90-day advance notice of non-renewal before the expiration of the then-current term or unless earlier terminated by either party in accordance with the terms of the agreement. During the term of the Employment Agreement, Mr. Wise will receive the following compensation and benefits: (i) an annual base salary of $600,000 (subject to increase by the Compensation Committee of the Company’s Board of Directors); (ii) participation in an annual performance program with a bonus target of 300% of his base salary but in no event will exceed 200% of target; (iii) eligibility to participate in all employee benefit plans or programs of the Company available to salaried employees and/or executive officers; and (iv) four weeks of annual paid vacation. The Company will reimburse Mr. Wise for all reasonable travel and other expenses.

Under the Employment Agreement, Mr. Wise received $2.75 million upon entrance into the Employment Agreement and will receive an additional $2.75 million on January 4, 2010, subject to his continued employment on that date. The Employment Agreement also entitles Mr. Wise to a grant of 300,000 performance share units on January 1, 2010 under the Company’s then-effective 2004 Incentive Plan, which will vest on December 31, 2010, provided that certain performance targets established in advance by the Company have been achieved.

If the Company terminates Mr. Wise’s employment for “cause” or Mr. Wise resigns his employment in a situation not involving a “constructive termination” (as such terms are defined in the Employment Agreement), Mr. Wise will not be entitled to any severance payments.  If the Company terminates Mr. Wise’s employment without cause or a constructive termination occurs before a change in control of the Company, Mr. Wise will be entitled to a cash severance payment equal to all amounts of base salary owed to him through the date of termination plus the pro rata portion (based upon the number of full months elapsed during the then-current performance period) of the annual performance bonus established for Mr. Wise under the Company’s then-current Executive Management Incentive Plan (if the applicable performance criteria are achieved), plus an amount equal to the greater of (i) if one year or less remains under the term of this Employment Agreement, Mr. Wise’s then-current base salary plus the target annual performance bonus for Mr. Wise set under the Company’s then-current Executive Management Incentive Plan or (ii) if more than one year remains under the term of this Employment Agreement, the sum of (a) the annual amount of base salary payments payable to Mr. Wise for the then-current year, plus (b) the target annual performance bonus payment for Mr. Wise set by the Compensation Committee under the Company’s Executive Management Incentive Plan for the then-current year, multiplied by a fraction, the numerator of which is the number of days remaining in the term of the Employment Agreement and the denominator of which is 365. In addition, if the termination without cause or constructive termination occurs before December 31, 2009, 50% of all of Mr. Wise’s unvested outstanding stock options will vest and if such a termination occurs on or after December 31, 2009, all of such unvested outstanding stock options will vest. If so vested, such stock options will remain exercisable until the earlier of five (5) years from the date of termination or the end of the term under the applicable award agreement. If such a termination occurs, a pro rata portion (based upon the number of full months elapsed during the performance period) of Mr. Wise’s performance share units will vest and be settled in cash, provided that the performance target set by the Compensation Committee with respect to those units has been achieved. Following such a termination, the Company will pay the cost of Mr. Wise’s medical, dental and vision insurance for two years from the date of termination.

In the case of Mr. Wise’s termination without cause or constructive termination within two years of a change in control of the Company, he will generally be entitled to the payments, treatment of equity awards and benefits described in the foregoing paragraph had the applicable performance criteria been achieved, except that his medical, dental and vision insurance will continue for three years following the date of termination and if the termination occurs after December 31, 2009, any outstanding stock options so accelerated will be settled in cash.

Mr. Wise is also entitled to certain payments in the case of death or disability, which such payments will consist of a lump sum payment equal to his target performance bonus payment for the then-current year, three years’ of medical, dental and vision coverage for Mr. Wise (or his spouse in the case of his death) and the acceleration of stock options and acceleration and settlement of performance share units as described above, except that the term for any accelerated options will be until the earlier of two (2) years from the date of termination or the end of the term under the applicable award agreement.

Following a termination without cause or constructive termination (other than following a change in control of the Company), Mr. Wise will be subject to a one-year noncompetition and a continuing covenant not to disparage the Company.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 o this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated May 5, 2009 and effective as of January 26, 2009, by and between Allen F. Wise and Coventry Health Care, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Name: Shawn M. Guertin
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 7, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated May 5, 2009 and effective as of January 26, 2009, by and between Allen F. Wise and Coventry Health Care, Inc.